Exhibit 5.1
[Letterhead of Crary, Buchanan, Bowdish, Bovie, Beres, Elder & Williamson, Chartered]
June 12, 2008
Seacoast Banking Corporation of Florida
815 Colorado Avenue
Stuart, FL 34994

Re:	Registration Statement on Form S-3 filed by Seacoast Banking Corporation of Florida
Ladies and Gentlemen:
     We have acted as special Florida counsel for Seacoast Banking Corporation of Florida, a Florida corporation (the “Company”), in connection with the Registration Statement on Form S-3 filed with the Securities and Exchange Commission on May 23, 2008 pursuant to the Securities Act of 1933, as amended (the “Registration Statement”). The Registration Statement, including the Prospectus (the “Prospectus”) as supplemented by the various Prospectus Supplements (“Prospectus Supplements”), relates to the registration of certain classes of securities consisting of:
(a)	senior debt securities issued by the Company (the “Senior Debt Securities”) consisting of unsecured senior debentures, notes and/or other evidences of indebtedness, in one or more series, to be issued from time to time under a form of Indenture (as supplemented or amended, the “Senior Indenture”), that is expected to be entered into between the Company and Wilmington Trust Company, as trustee;

(b)	subordinated debt securities issued by the Company (the “Subordinated Debt Securities”) consisting of unsecured subordinated debentures, notes and/or other evidences of indebtedness, in one or more series, to be issued under a form of Subordinated Indenture (as supplemented or amended, the “Subordinated Indenture”), that is expected to be entered into between the Company and Wilmington Trust Company, as trustee;

(c)	junior subordinated debentures issued by the Company (as supplemented or amended, the “Junior Subordinated Debentures”) consisting of junior unsecured subordinated debentures, notes and/or other evidences of indebtedness, in one or more series, to be issued under a form of Junior Subordinated Indenture (as supplemented or amended, the “Junior Subordinated Indenture” and collectively with the Senior Indenture and the Subordinated Indenture, the “Indentures”), that is expected to be entered into between the Company and Wilmington Trust Company, as trustee;

(d)	capital securities (“Capital Securities”) representing beneficial ownership interests in SBCF Capital Trust IV and SBCF Capital Trust V (the “Trusts”);

(e)	shares of common stock of the Company, $0.10 par value per share and any associated stock purchase rights (the “Common Stock”);

(f)	shares of preferred stock of the Company, $0.10 par value per share (the “Preferred Stock”), to be issued in one or more series, and fractional shares of Preferred Stock (the “Depositary Shares”), which may be evidenced by depositary receipts (“Depositary Receipts”);

(g)	purchase contracts (“Purchase Contracts”) obligating holders to purchase from the Company and the Company to sell to holders a fixed or varying number of shares of common stock or preferred stock that may be fixed at the time of issuance or may be determined by reference to a specific formula set forth in the Purchase Contracts;

(h)	two or more securities described in the Prospectus offered in the form of a unit (collectively, “Units”);

(i)	warrants to purchase Debt Securities, Common Stock, Preferred Stock or Depositary Shares, or any combination of these or other securities registered under the Registration Statement (the “Warrants”); and

(j)	unconditional and irrevocable guarantees (the “Guarantees” and each a “Guarantee”), of certain payments and obligations of each of the Trusts to be issued by the Company under one or more Guarantee Agreements (the “Guarantee Agreements” and each a “Guarantee Agreement”), that are expected to be entered into between the Company and Wilmington Trust Company, as trustee, with respect to Capital Securities proposed to be issued by each such Trust.
     For purposes of giving the opinions hereinafter set forth, we have examined such documents, records and matters of law as we have deemed necessary for the purposes of such opinions. We have examined, among other documents, originals or copies of the following:
(a)	The Amended and Restated Articles of Incorporation of the Company, as filed in the office of the Secretary of State of the State of Florida (the “Secretary of State”) on May 31, 2006 (“Articles of Incorporation”);

(b)	The Amended and Restated By-Laws of the Company (“By-Laws”);

(c)	The Registration Statement, including the Prospectus;

(d)	The form of Senior Indenture, filed as Exhibit 4.5 to the Registration Statement;

(e)	The form of Subordinated Indenture, filed as Exhibit 4.7 to the Registration Statement;

(f)	The form of Junior Subordinated Indenture, filed as Exhibit 4.9 to the Registration Statement;

(g)	The form of Guarantee Agreement with respect to the Preferred Capital Securities of the Trusts, filed as Exhibit 4.17 to the Registration Statement;

(h)	The form of Deposit Agreement, filed as Exhibit 4.21 to the Registration Statement; and

(i)	A Certificate of Good Standing for the Company, dated June 11, 2008, obtained from the Secretary of State.

     In our examination, we have assumed the validity of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies.
     Based on the foregoing and subject to such legal considerations as we have deemed relevant, we are of the opinion that:
     (1) When the terms of the Senior Debt Securities, Subordinated Debt Securities and Junior Subordinated Debentures (the “Debt Securities”) and of their issuance and sale have been duly authorized by the Company, as applicable, and duly established in conformity with the applicable Indenture, and the Debt Securities have been duly executed, authenticated and delivered in accordance with the applicable Indenture against payment of the purchase price therefor in an amount not less than the par value per share of Common Stock, and issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement, the Debt Securities will constitute valid and binding obligations of the Company, as applicable, subject to (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors, (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law and (iii) the right of a court of competent jurisdiction to make other equitable provisions to effectuate the subordination provisions set forth in the applicable Indenture.
     (2) When the terms of the issuance and sale of the Common Stock have been duly authorized by the Company and the Common Stock has been duly issued and sold against payment of the purchase price therefor and issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement, the Common Stock will be validly issued, fully paid, and non-assessable.
     (3) When the terms of the Preferred Stock of a particular series and of its issuance and sale have been duly authorized by the Company and duly established in conformity with the Articles of Incorporation and By-Laws, articles of amendment to the Articles of Incorporation with respect to the Preferred Stock of such series have been duly filed with the Secretary of State, and the Preferred Stock of such series has been duly issued and sold against payment of the purchase price therefor and as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement, the Preferred Stock of such series will be validly issued, fully paid, and non-assessable.
     (4) When the deposit agreement relating to the Depositary Shares has been duly authorized, executed and delivered by the parties thereto, the terms of the Preferred Stock of a particular series and of its issuance and sale, and the issuance and sale of the Depositary Shares of such series, have been duly authorized by the Company and duly established in conformity with the Articles of Incorporation, By-Laws, and the related deposit agreement, the articles of amendment to the Articles of Incorporation with respect to the Preferred Stock of such series have been duly filed with the Secretary of State, the Preferred Stock of such series has been duly issued and sold against payment of the purchase price therefor and delivered to the depositary and the Depositary Receipts evidencing the Depositary Shares have been executed and countersigned in accordance with the related deposit agreement and issued against deposit of the Preferred Stock and against payment therefor as contemplated in the Registration Statement, the Prospectus, the related Prospectus Supplement, and the related deposit agreement, the Depositary Receipts evidencing the Depositary Shares of such series of Preferred Stock will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Shares and the related deposit agreement, subject to (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors, generally and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law.

     (5) When the terms of the Purchase Contracts and of their issuance and sale have been duly authorized by the Company, the Purchase Contracts have been duly authorized, executed and delivered by the parties thereto and such Purchase Contracts have been duly executed and delivered and issued and sold against payment of the purchase price therefor and issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement, such Purchase Contracts will constitute valid and binding obligations of the Company, subject to (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors, generally and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law.
     (6) When the terms of the Units and of their issuance and sale have been duly authorized by the Company, the applicable Units have been duly authorized, executed and delivered by the parties thereto and such Units have been duly executed and delivered and issued and sold against payment of the purchase price therefor and issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement, such Units will constitute valid and binding obligations of the Company, subject to (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors, generally and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law.
     (7) When the terms of the Warrants and of their issuance and sale have been duly authorized by the Company, the applicable warrant agreement has been duly authorized, executed and delivered by the parties thereto and such Warrants have been duly executed and delivered in accordance with the applicable warrant agreement and issued and sold against payment of the purchase price therefor and issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement, such Warrants will constitute valid and binding obligations of the Company, subject to (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors, generally and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law.
     (8) When the terms of each Guarantee and of its issuance have been duly authorized by the Company, the applicable Guarantee Agreement has been duly authorized, executed and delivered by the parties thereto and such Guarantees have been issued as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement, such Guarantee will constitute a valid and binding obligation of the Company, subject to (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors, generally and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law.
     The opinions expressed herein are limited to the federal laws of the United States of America and the laws of the State of Florida.
     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us as special counsel for the Company under the caption “Experts” in the prospectus comprising a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,
/s/ Lawrence E. Crary III
Lawrence E. Crary III